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                                                                     EXHIBIT 1.3


                        [CHAPMAN AND CUTLER LETTERHEAD]


                                November 7, 2001


Nuveen Georgia Dividend
 Advantage Municipal Fund
333 West Wacker Drive
Chicago, Illinois 60606

      RE:   Nuveen Georgia Dividend Advantage Municipal Fund
            (1933 Act No. 333-71080, 1940 Act No. 811-10351)

Ladies/Gentlemen:

      We hereby consent to the use of our name and to the reference to our firm under the caption "Georgia Tax Matters" in the above-listed Registration Statement and under the caption "Legal Opinions" in the related Prospectus.


                                          Very truly yours,




                                          CHAPMAN AND CUTLER



MCWarren/rao